As filed with the Securities and Exchange Commission on May 27, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Dolan Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	43-2004527 (I.R.S. Employer Identification No.)
222 South Ninth Street, Suite 2300,
Minneapolis, Minnesota 55402
(612) 317-9420
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
DOLAN MEDIA COMPANY 2007 INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED
(Full title of plans)
JAMES P. DOLAN
Chairman, President and Chief Executive Officer
The Dolan Company
222 South Ninth Street, Suite 2300
Minneapolis, Minnesota 55402
(612) 317-9420
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy To:
WALTER S. WEINBERG
ADAM R. KLEIN
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
(312) 902-5200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act. (check one).

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Amount to be	Proposed Maximum Aggregate Price	Proposed Maximum Aggregate	Amount of
to be Registered	Registered (1)	per Security (2)	Offering Price (2)	Registration Fee
Common Stock, $0.001 par value per share(3)	2,100,000	12.33	$25,893,000	$1,847

(1)
Pursuant to Rule 416 under the Securities Act, the amount to be registered includes an indeterminate number of shares of the registrant’s common stock that may be issueable pursuant to the Dolan Media Company 2007 Incentive Compensation Plan (the “Plan”) by reason of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s common stock as reported on the New York Stock Exchange on May 24, 2010.

(3)
This registration statement includes an indeterminate number of rights to purchase shares of series A junior participating preferred stock issuable under the registrant’s Stockholder Rights Plan. These rights accompany shares of the registrant’s common stock.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES
This registration statement registers an additional 2,100,000 shares of our common stock, par value $0.001 per share, for potential future issuance under the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated (the “Plan”). These shares are additional securities of the same class as other securities issuable pursuant to awards granted under the Plan for which we filed a registration statement on Form S-8 (File No. 333-145036) with the Securities and Exchange Commission (the “SEC”) on August 1, 2007. Pursuant to General Instruction E to Form S-8, we have incorporated into this registration statement by reference the contents of our earlier registration statement on Form S-8 (File No. 333-145036).
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
Number	Description
4	Specimen stock certificate representing the Registrant’s common stock.
5	Opinion of Katten Muchin Rosenman LLP as to the legality of the securities being registered (including consent).
23.1	Consent of McGladrey & Pullen, LLP (Minneapolis, Minnesota).
23.2	Consent of McGladrey & Pullen, LLP (Dallas, Texas).
23.3	Consent of Baker Tilly Virchow Krause, LLP.
23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature page hereto).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota on the 27th day of May 2010.

THE DOLAN COMPANY
/s/ JAMES P. DOLAN
James P. Dolan
Chairman, Chief Executive Officer and President
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of James P. Dolan and Vicki J. Duncomb his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and to all intents and purposes as each might or could do in person and hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES P. DOLAN James P. Dolan	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	May 27, 2010

/s/ VICKI J. DUNCOMB Vicki J. Duncomb	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 27, 2010

/s/ JOHN C. BERGSTROM John C. Bergstrom	Director	May 27, 2010

/s/ ANTON J. CHRISTIANSON Anton J. Christianson	Director	May 27, 2010

/s/ ARTHUR F. KINGSBURY Arthur F. Kingsbury	Director	May 27, 2010

/s/ JACQUES MASSICOTTE Jacques Massicotte	Director	May 27, 2010

/s/ LAUREN RICH FINE Lauren Rich Fine	Director	May 27, 2010

/s/ GEORGE ROSSI George Rossi	Director	May 27, 2010

/s/ GARY H. STERN Gary H. Stern	Director	May 27, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description
4	Specimen stock certificate of Registrant’s common stock.
5	Opinion of Katten Muchin Rosenman LLP as to the legality of the securities being registered.
23.1	Consent of McGladrey & Pullen, LLP (Minneapolis, Minnesota).
23.2	Consent of McGladrey & Pullen, LLP (Dallas, Texas).
23.3	Consent of Baker Tilly Virchow Krause, LLP.
23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature page hereto).